As filed with the Securities and Exchange Commission on February 6, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Structure Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	98-1480821 (I.R.S. Employer Identification Number)

611 Gateway Blvd., Suite 223 South San Francisco, CA (Address of Principal Executive Offices)	94080 (Zip Code)

2019 Equity Incentive Plan

2023 Equity Incentive Plan

2023 Employee Share Purchase Plan

(Full titles of the plans)

Raymond Stevens, Ph.D.

Chief Executive Officer

Structure Therapeutics Inc.

611 Gateway Blvd., Suite 223

South San Francisco, CA 94080

(628) 229-9277

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles S. Kim

Patrick Loofbourrow

Andrew Harline

Su Lian Lu

Cooley LLP

10265 Science Center Drive

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement. The documents containing the information specified in in Part I of Form S-8 will be delivered to the participants in the plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Structure Therapeutics Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a)	The Registrant’s prospectus dated February 2, 2023, filed pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-269200), which contains audited financial statements for the Registrant’s fiscal year ended December 31, 2021, for which such statements have been filed; and

(b)	The description of the Registrant’s ordinary shares incorporated by reference in the Registrant’s Registration Statement on Form 8-A (File No. 001-41608) filed with the Commission on January 30, 2023, under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained in this Registration Statement or in any other later filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The memorandum and articles of association that the Registrant has adopted and become effective immediately prior to the completion of the Registrant’s initial public offering provide that we shall indemnify our directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning the Registrant or its affairs in any court whether in the Cayman Islands or elsewhere.

The Registrant has entered into indemnification agreements with each of its directors and executive officers prior to completion of the Registrant’s initial public offering. Under these agreements, the Registrant agrees to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption From Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

4.2	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, effective immediately upon the closing of the Registrant’s initial public offering (incorporated herein by reference to Exhibit 3.2 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

4.3	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

4.4	Form of Deposit Agreement (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

4.5	Form of American Depositary Receipt evidencing American Depositary Shares (incorporated herein by reference to Exhibit 4.2 to the Registration Statement on Form S-1, as amended (File No. 333-269200).

5.1*	Opinion of Travers Thorp Alberga, regarding the validity of the ordinary shares being registered.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2*	Consent of Travers Thorp Alberga (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page).

99.1	Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.2	Form of Share Option Grant Notice, Share Option Agreement and Notice of Exercise (US) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.3	Form of Share Option Grant Notice, Share Option Agreement and Notice of Exercise (Non-Employee Director) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.4	Form of Share Option Grant Notice, Share Option Agreement and Notice of Exercise (PRC) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.5	Form of Restricted Share Unit Award Grant Notice and Award Agreement (US) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.7 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.6	Form of Restricted Share Unit Award Grant Notice and Award Agreement (PRC) under the Structure Therapeutics Inc. 2023 Equity Incentive Plan. (incorporated herein by reference to Exhibit 10.8 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

99.7	Structure Therapeutics Inc. 2023 Employee Share Purchase Plan (incorporated herein by reference to Exhibit 10.9 to the Registration Statement on Form S-1, as amended (File No. 333-269200)).

107*	Filing Fee Table

*	Filed herewith.

Item 9.	Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to that information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 6, 2023.

Structure Therapeutics Inc.

By:	/s/ Raymond Stevens, Ph.D.
Raymond Stevens, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond Stevens, Ph.D. and Jun Yoon, and each of them, his or her true and lawful agents, proxies and attorneys-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raymond Stevens, Ph.D.	Chief Executive Officer and Director	February 6, 2023
Raymond Stevens, Ph.D.	(Principal Executive Officer)

/s/ Jun Yoon	Chief Financial Officer	February 6, 2023
Jun Yoon	(Principal Financial and Accounting Officer)

/s/ Daniel Welch	Chairman	February 6, 2023
Daniel Welch

/s/ Eric Dobmeier	Director	February 6, 2023
Eric Dobmeier

/s/ Ramy Farid, Ph.D.	Director	February 6, 2023
Ramy Farid, Ph.D.

/s/ Sharon Tetlow	Director	February 6, 2023
Sharon Tetlow

/s/ Joanne Waldstreicher, M.D.	Director	February 6, 2023
Joanne Waldstreicher, M.D.